Exhibit 10.2

Business Operation Agreement

This business operation agreement (hereinafter referred as “the agreement”) has been concluded by the following three parties (hereinafter referred as “all contracting parties”) in Shenzhen City, Guangdong Province, the People’s Republic of China (hereinafter referred as “China”) on May 28, 2020:

Party A: CXJ (Shenzhen) Technology Co., Limited

Add: 3607B1, Block A, Xinghe Shiji Building, Southwest of the junction of Shenzhen Avenue and CaiTian Road, Futian District, Shenzhen City, China.

Party B: CXJ Technology (Hangzhou) Co., Limited

Add: Room 1903-1, Xizi International Center, Jianggan District, Hangzhou City, Zhejiang Province, China.

Party C: Lixin Cai Id Card No.: 330501198809306554

Add: 　 No. 24, Xidou, Zhitou Village, Shuanglin Town, Nanxum District, Hunzhou City, Zhejiang Province, China.

Preface

(1)	Party A is a wholly foreign-owned enterprise registered and founded according to Chinese laws and has professional knowledge, capacity and resources of providing consultation and service.

(2)	Party B is a limited liability company registered and founded in China and undertaking research and development, production and distribution business of hi-tech products in the auto environmental protection field (hereinafter referred as “business”).

(3)	Party C is the shareholder of Party B, owing Party B’s all stock right (100%).

(4)	Party A has established business relations with Party B through the “Consulting Service Agreement” (hereinafter referred as “Service Agreement”) concluded with Party B on ______________(Date).

(5)	According to the service agreement, Party B shall pay Party A certain amount. However, Party B has not paid any account payable. In addition, Party B’s daily operation shall greatly affect Party B’s ability to pay such account payable to Party A.

(6)	The purpose that all contracting parties sign the agreement is to make clear of matters relevant to Party B’s operation.

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Therefore, the contracting parties of the agreement have reached the following agreement by means of mutual negotiation:

1.	Party A agrees that under the premise that Party B meets relevant terms of the agreement, Party A shall play the role as Party B’s guarantor in the contract and agreement with Party B relating to operation or relevant transactions between Party B and any other third party and shall provide Party A with the complete guarantee to implement such contract, agreement or transaction. Party B agrees to pledge all assets (including accounts receivable) to Party A as counter guarantee according to the collateral arrangement stated above. Party A hopes to sign the written guarantee contract with Party B’s transaction counterparty, so as to undertake the guarantee liability as the guarantor when it is necessary. Therefore, Party B and Party C shall adopt all necessary measures (including but not limited to the signing of relevant documents and transaction of relevant registration procedure) to transact the procedure of the counter-guarantee, which provides to Party A.

2.	Given the requirement in article 1 in this agreement, for making sure that various operation agreements between Party B and Party A have been implemented and relevant account payable paid by Party B to Party A, Party B hereby agrees together with Party C, as Party B’s shareholder, that unless Party A’s prior written approval has been achieved, Party B can not conduct any transaction, which can greatly affect Party B’s assets, obligations, rights or operation (but excluding the signing of business contracts and agreement, sale or purchase of assets during Party B’s normal operation, as well as the lien achieved by relevant counterparty according to the agreement). Such transactions include but are not limited to:

2.1	to conduct borrowings or undertake any debt to any third party.

2.2	to sell or purchase any asset or right to any third party, including but not limited to any intellectual property.

2.3	to provide any guarantee to any third party with Party B’s assets or intellectual property.

2.4	to transfer Party B’s business agreement to any third party.

3.	In order to make sure that various operation agreements between Party A and Party B have been implemented and Party B pays to Party A various accounts payable, Party B and Party C, as Party B’s shareholder, hereby agree to accept policy and suggestions about the company, which have been provided and related to the daily operation, financial management, staff’s employment and dismiss in the company from time to time.

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4.	Party B hereby agrees with Party C, as Party B’s shareholder, that Party B shall appoint the personnel recommended by Party A as Party B’s directors and appoint the senior managers of Party A as Party B’s general managers, chief financial officer and other senior managers. Once the senior managers above dismiss or are fired by Party A, they shall be disqualified to hold any position in Party B. Under such cases, other senior managers of Party A recommended by Party A shall fill in the positions. The personnel recommended by Party A according to the article shall meet the qualification conditions of directors, general managers, chief financial officer and other senior managers regulated by applicable laws.

5.	Party B and Party C, as Party B’s shareholder, hereby agree and confirm that if they require any guarantee relating to their acts of implementing any contract or repaying any flowing fund loan, they shall find Party B for such guarantee first and foremost. Under such case, Party A shall have the right to decide whether Party A should provide relevant guarantee to Party B (However, they shall have no obligations to provide such guarantee to Party B). If Party A decides not to provide such guarantee to Party B, Party A shall send the written notice to Party B immediately, so that Party B can seek guarantee from other third party.

6.	Under such case that any agreement terminates or the period of validity expires, Party A shall have the right, but no obligations to terminate all agreements with Party B, including but not limited to the service agreement.

7.

Any revision and supplement to the agreement shall be in the written form. The revised edition and supplementary provisions of the agreement formally signed by all contracting parties shall be deemed to be part of the agreement and shall have the same legal force with the agreement.

8.	If any provision of the agreement according to relevant laws is considered to be invalid or does not have compulsory executive force, the provision only within the application scope of such law shall be considered to be invalid. In addition, the validity and enforceability of the rest provisions in the agreement shall not be affected in any form.

9.	Without the prior written agreement of Party A, Party B shall not transfer rights and obligations under the articles of the agreement to any third party. Party B shall hereby agree that Party A can transfer rights and obligations under the articles of the agreement as needed, and Party A shall only notify Party B in the written form of t such transaction act, without any further agreement from Party B.

10.	All contracting parties admit and confirm that any verbal or written materials about the communication of the agreement shall be confidential documents. All contracting parties shall be confidential to all such documents. Without prior written agreement from other contracting parties, any contracting party shall not disclose to any third party any such document, excluding the following documents: (1) the documents the public have known or will know (excluding the documents not authorized by the accepting party, but disclosed to the public); (2) any document disclosed according to the rules or regulations of applicable laws or the stock exchange; (3) the documents required to be disclosed to their legal adviser or financial consultant of any contracting party for the transactions under the terms of the agreement, with such legal advisor or financial consultant required to follow the confidentiality provisions in the agreement as well. The behavior of the staff of any contracting party or the institute employed by such contracting party to disclose the confidential documents shall be deemed as the behavior of such contracting party. Besides, such contracting party shall undertake the responsibilities for the defaults to their staff or such institute according to the agreement. Even if the agreement expires, is revised, canceled, terminated or not implemented, the terms shall remain effective.

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11.	The agreement is governed and interpreted by Chinese laws.

12.

When all contracting parties have any dispute about the interpretation and implementation of the terms under the agreement, all contracting parties shall kindly negotiate and solve the dispute. If the negotiation fails, either party can submit relevant dispute to China International Economic and Trade Arbitration Commission for arbitration according to the effective arbitration rules then. The arbitration site is Shenzhen and the language used for the arbitration is Chinese. The arbitration decision is final and binding to all contracting parties. The regulation of the provision shall not be affected by the termination or removal of the agreement.

Except the matters about the appearance of disputes, all contracting parties shall continue to implement their obligations according to the regulations of the agreement based on the Principle of Good Faith.

13.	The agreement has been signed by the representatives formally authorized by all contracting parties on the date providing in the first part of the agreement and shall take effect since the day.

14.	Notwithstanding the foregoing regulation in Article 13 in the agreement, all contracting parties shall confirm that the agreement has constituted the entire agreement reached by all contracting parties for the subject in the agreement, and shall replace all verbal and/or written agreement and understanding reached as to the subject of the agreement by all contracting parties before or at present.

15.	The validity period of the agreement shall be ten (10) years, unless the agreement is terminated according to the agreement or related provisions of any other agreement signed by all contracting parties in advance. The validity period of the contract cannot be extended only when Party B confirms in a written form. Besides, Party B shall make the confirmation of the item before the validity of the period is expired. As for the specific extension time of the period of validity, it shall be decided by all contracting parties through negotiation. Within the above period, if Party A or Party B terminates within the expiration of term of operation (including any extended operation term) or for any other reason, the agreement shall terminate as well, unless Party A or Party B has transferred their rights and obligations according to the regulations of Article 9 in the agreement.

16.	Unless according to the renewal of related regulations of the agreement, the agreement shall terminate on the maturity date. Within the period of validity of the agreement, Party B shall not terminate the agreement. Notwithstanding the forgoing, Party A shall have the right to notify Party B thirty (30) days in advance in the written form of terminating the agreement any time.

17.	The agreement is in triplicate, with each contracting party holding one original copy, and all original copies shall have the same legal force.

[Signing page below]

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All contracting parties have demanded their own legal person and their representatives formally authorized to formally sign the agreement on the date stated in the first part of the agreement. This is hereby to prove.

Party A:	CXJ (Shenzhen) Technology Co., Limited

	Signature:	/s/ Lixin Cai
	Name:	Lixin Cai
	Position:	Legal representative, Director

Party B:	CXJ Technology (Hangzhou) Co., Limited

	Signature:	/s/ Lixin Cai
	Name:	Lixin Cai
	Position:	Legal representative, Director

Party C:	Lixin Cai
	Signature:	/s/ Lixin Cai
China’s Id Card No.: 330501198809306554

Dated: May 28, 2020